SCHEDULE 14C

(Rule 14c-2)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

         [ X ]      Preliminary Information Statement

         [   ]    Confidential, for Use of the Commission Only (as permitted by

                          Rule 14c-5(d)(2))

         [   ]    Definitive Information Statement

                                SINO-BIOTICS, INC.

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

         [X] No Fee Required.

         [        ] Fee computed on table below per Exchange Act Rules 14c-5(g)

                          and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):

                  4) Proposed maximum aggregate value of transaction:

                  5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [        ] Check box if any part of the fee is offset as provided by

                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

                  1) Amount previously paid:

                  2) Form, Schedule or Registration Statement No.:

                  3) Filing Party

                  4) Date Filed:

SINO-BIOTICS, INC.

501 S. Johnstone Avenue, Suite 501,

Bartlesville, Oklahoma 74003

INFORMATION STATEMENT

JUNE _____, 2006

NOTICE OF CORPORATE ACTION

BY WRITTEN SHAREHOLDER CONSENT

WITHOUT SPECIAL MEETING OF THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACTIONS SET FORTH BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

General Information

This Information Statement, which is being mailed on or about June ____, 2006 (the “Record Date”) to the holders of shares of the common stock, par value $.001 per share (the “Common Stock”), of Sino-Biotics, Inc., a Delaware corporation (the “Company”), is being furnished in connection with the taking of certain corporate action pursuant to written consent by a majority of the shareholders of the Company.  Effective _______  ____, 2006 (the “Effective Date,” which is twenty days after the date of the mailing of this Information Statement), the shareholders will ratify the August 2003 re-domiciling of the Company from Georgia to Oklahoma, the August 2003 merger and holding company formation under the laws of the State of Oklahoma, the July, 2005 re-domiciling of the Company from Oklahoma to Delaware, and the July, 2005 increase of the Company’s authorized capital stock under the laws of the State of Delaware.  This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14(c) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Because shareholders holding a majority of the shares are in favor of the following actions, proxies are not being solicited in this matter.

No Meeting Being Held

Because shareholders representing a majority of the shares outstanding are in favor of the proposed corporate action, shareholder approval will be achieved by written consent in accordance with the corporate laws of the State of Delaware. In an effort to minimize the Company’s expenses, a special meeting of the shareholders is not required and will not be held.

No Dissenter’s Rights of Appraisal

The Company’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be approved by the shareholders.

Voting Securities and Principal Holders Thereof; Interest of Certain Persons in Matters to be Acted Upon

1.  Share Information.

As of the Record Date, June ____, 2006, there were approximately 29,565,014 shares of our common stock outstanding. Each share of our common stock is entitled to one vote.

Directors And Executive Officers

         The following table lists the beneficial ownership of shares of Sino-Biotics's common stock  by (i) all persons and groups known by Sino-Biotics to own beneficially more than 5% of the outstanding shares of Sino-Biotics's common stock, (ii) each director, (iii) each person who held the office of chief executive officer during the last fiscal year, (iv) the four highest compensated executive officers who were serving as executive officers on December 31, 2005 and received aggregate compensation during that year in excess of $100,000, and (v) all directors and officers as a group. Information with respect to officers, directors and their families is as of March 31, 2006 and is based on the books and records of Sino-Biotics and information obtained from each individual. Information with respect to other stockholders is based upon the Schedule 13D or Schedule 13G filed by such stockholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of Sino-Biotics's principal executive office.

Name and Address Of Beneficial Owner (1)	Number and Class of Stock Owned (2)	Percent of Class	Percent Voting
Venture Fund I	15,000,000	50.73%	50.73%
Curtis Hunsinger, sole Director and Officer	0	0	0
All Officers and Directors as a group	0	0%	0%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Except as otherwise noted, it is believed by Sino-Biotics that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the common stock of Sino-Biotics.

(2) All shares are common stock.

2.  Changes in Control.

The Company is currently seeking business opportunities or candidates for merger and/or acquisition.  The Company has investigate several opportunities, but has not entered into a definitive agreement to date.  Changes in the composition of  the board of directors or changes in controlling ownership of the Company’s voting stock could be possible.

Matters to be Consented to:

Ratify Prior Corporate Actions:

        1) Action 1 -- Our board of directors approved and adopted a Plan and Agreement of Merger (the “Oklahoma Domiciliary Merger") on August 8, 2003. Under the Oklahoma Domiciliary Merger plan, Innovative Coatings, a Georgia corporation, merged with ICC Holdings Corp, an Oklahoma corporation.  The Oklahoma Domiciliary Merger was entered into for the purpose of changing the state of incorporation of the company from Georgia to Oklahoma.  As a result of the Oklahoma Domiciliary Merger, each share of Innovative Coatings was exchanged for one (1) share of ICC Holdings Corp stock.  This action was set forth in Company’s Report on Form 8K filed on August 29, 2003, incorporated by reference herein, and in subsequently-filed periodic reports filed by Company. This action was ratified by the shareholder holding a majority of the outstanding common stock of the Company on May 31, 2006.

         2) Action 2-- By consent dated August 1, 2003, the board of directors approved and adopted a Plan and Agreement of Merger in which ICC Holdings Corp engaged in a merger and holding company formation (the “Holding Company Reorganization”).  Under the Holding Company Reorganization, ICC Holdings Corp, merged into ICC Merger Corp, an Oklahoma corporation, and Instachem Systems, Inc., an Oklahoma corporation, became the holding company for the merged company.  Under the Holding Company Reorganization, the shares you previously owned of ICC Holdings Corp became the same number of shares of Instachem Systems, Inc., and you automatically had the right to receive the same number and class of shares of Instachem Systems, Inc., as you owned in ICC Holdings Corp, previously Innovative Coatings Corporation.   This action was set forth in Company’s Report on Form 8K filed on August 29, 2003, incorporated by reference herein, and in subsequently filed periodic reports filed by Company. This action was ratified by the shareholder holding a majority of the outstanding common stock of the Company on May 31, 2006.

      3) Action 3 -- On July 20, 2005, Instachem Systems, Inc. was merged into Sino-Biotics, Inc, a Delaware corporation (the “Delaware Domicile Change”), and all your shares of Instachem Systems, Inc. were automatically converted into the right to receive the same number and class of shares of Sino-Biotics, Inc, which we refer to as “Sino-Biotics”. The number of Sino-Biotics shares you own are the same as the number of ICC Holdings Corp (previously Innovative Coatings Corporation) shares you owned immediately prior to the completion of the reorganization, and your relative economic ownership in the company remained unchanged.  This action was disclosed in Company’was ratified by the shareholder holding a majority of the outstanding common stock of the Company on July 15, 2005.

     4) Action 4 – On July 18, 2005, Company sold its subsidiary, Instachem Systems, Inc., to an individual for the sum of $500.  The shareholder holding a majority of the outstanding stock of the Company consented to this sale, as ratified in the Consent dated May 31, 2006.

     4) Action 5 --  On July 21, 2005, the authorized common stock of Company was increased from 15,000,000 authorized common shares to 35,000,000 common shares.  This action was taken by the Company’s board of directors, with written approval of the shareholder holding a majority of the outstanding common stock of the Company.  This action was ratified by the shareholder holding a majority of the outstanding common stock of the Company on July 27, 2005.

All the reorganizational changes described in Actions 1 through Action 5 are referred to collectively as the “Historical Reorganization.”  As of the Record Date for shares entitled to notice of and to sign written consents in connection with the ratification and approval of the Historical Reorganization, there were 29,565,014 shares of our common stock outstanding. Each share of our common stock is entitled to one vote. Prior to the mailing of this Information Statement, the board of directors signed a written consent approving and ratifying the Historical Reorganization, and the stockholder holding a majority of the shares of stock has also signed a written consent approving and ratifying the Historical Reorganization. As a result, the Historical Reorganization has been ratified and approved and neither a meeting of our stockholders nor additional written consents are necessary.  This Information Statement will be mailed or provided to the stockholders of Sino-Biotics on or about ____________, ____, 2006.

The entire costs associated with the distribution of this Information Statement, including the costs of printing and mailing, will be paid by Company.  Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

We are traded on the OTC Bulletin Board under the symbol “SINB,” and our corporate offices are located at 501 S. Johnstone Avenue, Suite 501, Bartlesville, Oklahoma 74003.

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Exchange Act and files related reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

In addition to those documents referred to earlier and specifically incorporated herein, the following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006;

2.	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005;

3.	Annual Report on Form 10-KSB for the year ended December 31, 2005; and

4.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

The Company requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Company Stock and the

Company will reimburse such holders for their reasonable expenses in connection therewith.  Additional copies of this Information Statement may be obtained at no charge from Company’s transfer agent.

By Order of the Board of Directors,

____________________________

Curtis Hunsinger

Chief Executive Officer

Dated:   June 15, 2006